EXHIBIT 23.2


                                   Brian F. Faulkner
                            A PROFESSIONAL LAW CORPORATION
  27127 CALLE ARROYO, SUITE 1923 .  SAN JUAN CAPISTRANO, CALIFORNIA 92675
           T:  949.240.1361  .  F:  949.240.1362 . C: 714.608.2125
                                 E: BRIFFAULK@AOL.COM




March 29, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GameZnFlix, Inc. - Form SB-2

Dear Sir/Madame:

     I have acted as a counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its registration statement on Form SB-2 ("Registration Statement") relating to the registration of 5,836,435,851 shares of common stock ("Shares"), $0.001 par value per Share, by a selling shareholder of the Company. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,




                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner